Exhibit 99.1

Release:	On receipt, April 1, 2015
Contact:	Jamie Christensen, Westwood Holdings Group, Inc. (214) 756-6900,
mailto:jchristensen@westwoodgroup.com

Westwood Holdings Group, Inc. Finalizes Acquisition of Woodway Financial Advisors in Houston, Expanding the Westwood Trust Private Wealth Platform

DALLAS, Texas — Westwood Holdings Group, Inc. (NYSE: WHG) has finalized its acquisition of Woodway Financial Advisors (Woodway), which was initially announced on January 15, 2015. As of December 31, 2014, Woodway manages over $1.6 billion in private wealth client assets and currently has 26 employees. Woodway now operates as a Houston branch of Westwood Trust, a wholly owned subsidiary of Westwood Holdings Group.

“We are very pleased to announce the successful closing of this acquisition of a premier wealth management firm. It represents the achievement of a long-term strategic aim to gain a presence in the attractive and fast-growing Houston market. As we have continued to work closely with the Woodway team throughout this process, our belief that Woodway is a great cultural fit has become even stronger. The team’s strong emphasis on client engagement, providing superior long-term results, and its employee-centered culture mirror Westwood’s core values,” said Brian O. Casey, President and Chief Executive Officer of Westwood.

William D. Cunningham, President of Woodway, commented, “Westwood is the ideal strategic partner to help us provide our clients with an even more robust suite of services over time. We are excited to expand the services we offer our clients, and the broader market, while retaining our culture. Having experienced such a smooth transition, I am more confident than ever that, with Westwood’s involvement, our clients will continue to receive the service that has guided Woodway since we were founded in 1982. We are proud to be officially joining the Westwood team today.”

Woodway’s financial results will be consolidated into Westwood’s financial results beginning April 1, 2015, which is the accounting period immediately succeeding the completion of the acquisition. Additionally, Woodway’s assets under management will be combined with Westwood’s assets under management at that time. Woodway’s assets under management at the time of the acquisition were approximately $1.6 billion.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $20.3 billion in assets under management (as of December 31, 2014), the firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information about Westwood, please visit our website at www.westwoodgroup.com.

Statements in this press release that are not purely historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues among a few customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE: Westwood Holdings Group, Inc.

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